Exhibit 99.2

AMENDMENT NO. 1

TO

REPLACEMENT CAPITAL COVENANT

THIS AMENDMENT NO. 1 TO REPLACEMENT CAPITAL COVENANT, dated as of November 24, 2010 (the “Amendment Effective Date”), by FIFTH THIRD BANCORP, an Ohio corporation (together with its successors and assigns, the “Corporation”), having its principal office at 38 Fountain Square Plaza, Cincinnati, Ohio 45263, in favor of and for the benefit of each Covered Debtholder (as defined in the original Replacement Capital Covenant dated as of August 8, 2007, and as supplemented as of August 16, 2007 (the “Replacement Capital Covenant”)).

WHEREAS, on August 8, 2007 the Corporation entered into the original Replacement Capital Covenant, and on August 16, 2007 entered into a supplement thereto, in connection with its issuance of $575,010,000 aggregate principal amount of its 7.25% Junior Subordinated Notes due 2067 (the “JSNs”) to FIFTH THIRD CAPITAL TRUST V, a Delaware statutory trust (the “Trust”) and the issuance by the Trust of $575,000,000 aggregate liquidation amount of its 7.25% Trust Preferred Securities (the “Trust Preferred Securities” and together with the JSNs, the “Securities”).

WHEREAS, pursuant to Section 4(b)(ii) of the Replacement Capital Covenant, the Corporation may amend the terms of the Replacement Capital Covenant without the consent of the Covered Debtholders provided that such amendment is not adverse to the Covered Debtholders and an officer of the Corporation delivers to such Holders a written certificate to that effect.

WHEREAS, the intent and effect of this Amendment No. 1 is to provide the Covered Debtholders with the potential benefit of the proceeds from the issuance by the Corporation of any and all Replacement Capital Securities after the Amendment Effective Date without regard to the date of such issuance, and without double counting proceeds received in any prior Measurement Period with respect to the Securities.

NOW THEREFORE, the Corporation hereby amends the Replacement Capital Covenant as set forth in this Amendment No. 1.

Article I

DEFINITIONS

1.1 Capitalized terms not otherwise amended or defined herein shall have the meanings set forth in the Replacement Capital Covenant.

1.2 The definition of the term “Measurement Date” as set forth in Schedule 1 to the Replacement Capital Covenant is hereby deleted and replaced in its entirety with the following new definition:

“Measurement Date” means with respect to any repayment, redemption or purchase of the Securities, the applicable Replacement Capital Securities Commencement Date prior to such repayment or redemption or the date of such purchase.

1.3 The term “Measurement Period” is hereby amended to modify the last sentence of such definition, and such last sentence shall now read in its entirety as follows:

“Measurement Periods cannot run concurrently, provided, however, that this limitation shall not prohibit or restrict the inclusion in a Measurement Period of such portion of the proceeds from an issuance of Replacement Capital Securities, which proceeds have not previously been counted towards the repayment, redemption or repurchase of Securities pursuant to Section 2(b) of the Replacement Capital Securities.”

1.4 The term “Replacement Capital Securities Commencement Date” is hereby added to the Replacement Capital Covenant and its definition is as follows:

“Replacement Capital Securities Commencement Date” means the later of (a) the Amendment Effective Date, (b) the most recent date subsequent to the Amendment Effective Date on which the Corporation issued Replacement Capital Securities, the proceeds of which have not previously been counted in their entirety towards the repayment, redemption or repurchase of Securities pursuant to Section 2(b) of the Replacement Capital Covenant, and (c) the day following the most recent date subsequent to the Amendment Effective Date on which the Corporation issued Replacement Capital Securities, the entire proceeds of which have been counted towards the repayment, redemption or repurchase of Securities pursuant to Section 2(b) of the Replacement Capital Covenant.

Article II

MISCELLANEOUS

2.1 Except as otherwise provided in Article I above, all of the provisions of the Replacement Capital Covenant continue in full force and effect.

2.2 This Amendment No. 1 to Replacement Capital Covenant shall be governed by and construed in accordance with the laws of the State of New York.

2.3 This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature Page to Follow]

FITB CAPITAL TRUST V – AMENDMENT NO. 1 TO REPLACEMENT CAPITAL COVENANT

IN WITNESS WHEREOF, the Corporation has caused this Amendment No. 1 to Replacement Capital Covenant to be executed by its duly authorized officer, as of the day and year first above written.

FIFTH THIRD BANCORP

By:	/s/ Daniel T. Poston
	Name:	Daniel T. Poston
	Title:	Executive Vice President and Chief Financial Officer

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FITB CAPITAL TRUST V – AMENDMENT NO. 1 TO REPLACEMENT CAPITAL COVENANT